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                                                                    EXHIBIT 10.2

                     FIRST AMENDMENT TO SUBLEASE AGREEMENT


     THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (this "Amendment") is made as of the 1st day of February, 2000, by and between PREMIERE COMMUNICATIONS, INC. ("Sublandlord"), and HEALTHEON/WEBMD CORPORATION, successor by merger to Endeavor Technologies, Inc. ("Subtenant").

                                  WITNESSETH

     WHEREAS, Sublandlord, by Agreement of Lease dated March 3, 1997 (the "Master Lease"), leased from Corporate Property Investors (the "Landlord") the entire fourth (4th) floor comprising 20,838 rentable square feet (the "Premises") along with additional space on other floors, in the building commonly known as The Lenox Building, located at 3399 Peachtree Road, N.E., Atlanta, Georgia as more particularly described in the Master Lease and the Sublease (as hereinafter defined).

     WHEREAS, pursuant to that certain Sublease Agreement dated December 16, 1997, by and between Sublandlord and Subtenant (the "Sublease"), Subtenant leased the Premises from Sublandlord;

     WHEREAS, pursuant to Paragraph 1 of the Sublease, the term of the Sublease is scheduled to expire on February 1, 2000;

     WHEREAS, pursuant to Paragraph 21 of the Sublease, if Subtenant and Sublandlord mutually agree and Landlord consents, Subtenant shall have the option to renew the Sublease for one (1) additional one-year period under the same terms and conditions as those of the Sublease, except that the Base Rent (as defined in the Sublease) to be paid thereunder shall be adjusted upward by the amount of increase under the Master Lease, if any;

     WHEREAS, Subtenant desires to extend the Sublease term for one (1) additional two-year term and Sublandlord has agreed to such renewal, subject to the consent of the Landlord;

     WHEREAS, Sublandlord and Subtenant desire to amend the Lease to provide for the two-year extension pursuant to the terms and conditions as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises of the parties and the mutual benefits to be derived by the performances of the parties hereunder; and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Recitals.  The above recitals are true and correct.
         --------

     2.  Extension of Sublease Term. The Sublease Term as defined in Paragraph 1
         --------------------------
of the Sublease is hereby extended for one (1) two-year period (the "Extension Term"), commencing on the expiration date of the Sublease (the "Extension Commencement Date") and
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ending on February 1, 2002 (the "Extension Expiration Date"). As of the
Extension Commencement Date, the Sublease is hereby amended so that any reference therein to the "Sublease Term" shall be a reference to the Extension Term and any reference therein to the "Expiration Date" shall be a reference to the Extension Expiration Date.

     3.  Base Rent. The Base Rent for the Premises shall increase from $21.00
         ---------
per rentable square foot to $22.00 per rentable square foot (per year) as of April 1, 2001, as set forth in the Master Lease.

     4.  Landlord's Consent Required. This Amendment is expressly conditioned
         ---------------------------
upon the written consent of the Landlord. Upon execution of this Amendment, Sublandlord will promptly request such written consent. If such consent has not been received by Sublandlord within thirty (30) days from the date hereof, then, at the option of either party, upon written notice to the other at any time after such 30-day period, this Amendment and the underlying Sublease shall be deemed canceled, null and void, and of no further force and effect, and neither party shall have any claim of any kind or nature against the other provided such notice is sent before the Landlord's written consent is delivered to Sublandlord.

     5.  Subtenant Improvements. Subtenant accepts the Premiere in their "as-is"
         ----------------------
condition for the Extension Term. Notwithstanding the foregoing, provided Subtenant is not then in default under the Sublease, Sublandlord will install new building standard carpet in the elevator lobby. Sublandlord's obligation to install the carpet shall be subject to Landlord's approval.

     6.  Tenant's Estoppel.  Subtenant certifies to Sublandlord that:
         -----------------

         a. the Sublease is presently in full force and effect and, as amended and extended by this Amendment, represents the entire agreement between Subtenant and Sublandlord with respect to the demised premises;

         b. the Sublease has not been assigned and the demised premises have not been sublet by Subtenant;

         c. Subtenant intends to continue to occupy the demised premises on and after the date of this Amendment;

         d. To Subtenant's knowledge, Sublandlord is not in default under the Sublease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Sublandlord;

         e. Subtenant has no existing defenses, offsets, liens, claims, or credits against its payment obligations under the Sublease;

         f. Subtenant has not received notice of violation of any federal, state, county, or municipal laws, regulations, ordinances, orders, or directives relating to the

                                       2
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use or condition of the demised premises; and

         g. No Hazardous Substances have been disposed, stored, or treated on or about the demised premises by Subtenant.

    7.  Miscellaneous.
        -------------
        a. The Sublease shall continue in full force and effect in all other respects not inconsistent with the express wording of this Amendment.

        b. This Amendment may be executed in two or more of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

        c. Captions and section headings appearing herein are included solely for convenience of reference only and are not intended to affect the interpretation of any provision of this Amendment.

        d. This Amendment and the Sublease shall be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to principles of conflict of laws.

        e. Any term or provision of this Amendment or the Sublease which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Amendment or the Sublease or affecting the validity or enforceability of any of the terms or provisions of this Amendment or the Sublease in any other jurisdiction.


                     [SIGNATURES BEGIN ON FOLLOWING PAGE]

                                       3
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     IN WITNESS WHEREOF, the Sublandlord and the Subtenant have executed this
First Amendment to Sublease Agreement as of the day and year first above written.


                                 SUBLANDLORD

                                 PREMIERE COMMUNICATION, INC.,
                                 a Florida corporation


                                 By: /s/ Patrick G. Jones
                                     -----------------------------------
                                 Print name: Patrick G. Jones
                                             ---------------------------
                                 Title: Executive Vice President
                                        --------------------------------

                                 SUBTENANT

                                 HEALTHEON/WEBMD CORPORATION,
                                 a Delaware corporation


                                 By: /s/ Jack Nichols
                                     -----------------------------------
                                 Print name: Jack Nichols
                                             ---------------------------
                                 Title: Vice President Asset Management
                                        --------------------------------

                                       4
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                              CONSENT OF LANDLORD

     Corporate Property Investors, as Landlord under the Master Lease, hereby consents to the within First Amendment to Sublease Agreement by and between Premiere Communications, Inc. and Endeavor Technologies, Inc. extending the Sublease by Endeavor Technologies, Inc. Corporate Property Investors further acknowledges that any right to terminate the Master Lease by virtue of the granting of this First Amendment to Sublease Agreement is hereby waived.


                                          LANDLORD:

                                          CORPORATE PROPERTY INVESTORS,
                                          a Massachusetts business trust


                                          By: /s/ Don Hession
                                              -------------------------------
                                          Print name: Don Hession
                                                      -----------------------
                                          Title:
                                                ----------------------------